UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2019

SITO MOBILE, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-37535	13-4122844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ	07310
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 984-7085

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SITO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 28, 2019, SITO Mobile, Ltd. (the “Company”) completed an initial closing of a financing (the “Financing”) of non-convertible secured subordinated promissory notes (the “Notes”) and warrants (the “Warrants”) to purchase shares of common stock of the Company (“Common Stock”). Pursuant to the terms of the Financing, the Company will issue, offer and sell Notes and Warrants in one or more closings to certain investors (the “Investors”) in a private placement. Under the terms of the Financing, until August 27, 2019, the Company may borrow up to an aggregate principal amount of $7,317,060 under the Notes, which aggregate principal amount reflects an original issuance discount of approximately 18%, and such Notes will mature and become due 90 days upon issuance. The purchase price of each Note and associated Warrant will be equal to 82% of the principal amount of such Note, such that for each $1,000 paid in purchase price, the Investor will receive $1,219.51 in aggregate principal amount under the Note and a Warrant to purchase 1,000 shares of Common Stock at an exercise price of $1.00 per share. The Company may receive up to $6,000,000 in gross proceeds for the Notes and the maximum number of shares that may be issued pursuant to the Warrants will not exceed 6,000,000 shares of Common Stock. The Warrants are immediately exercisable and will expire upon the earlier of two years from the date of grant or a change in control. As of June 28, 2019, the Company has received approximately $1.7 million in gross proceeds and issued Notes with an aggregate principal amount of approximately $2.1 million and Warrants to purchase approximately 1.7 million shares of Common Stock to certain accredited investors.

The foregoing descriptions of the Notes and the Warrants are qualified in their entirety by reference to the form of Secured Subordinated Promissory Note and the form of Warrant, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 1.01 above that relates to the issuance of the Warrants in the private placement is hereby incorporated by reference into this Item 3.02. The issuance of the Warrants was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated under the Securities Act.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Secured Subordinated Promissory Note.
4.2	Form of Warrant.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding the expected timing and size of the Financing and the company’s ability to complete additional closings of the Financing. This information may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different than the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, risks and uncertainties relating to our capital requirements and whether or not we will be able to raise capital as needed, and factors generally affecting the business, operations, and financial condition of the Company, including the risks outlined under “Risk Factors” in this prospectus supplement and “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on April 1, 2019, as amended on April 30, 2019. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained herein will in fact be accurate. Further, the Company does not undertake any obligation to publicly update any forward-looking statements. As a result, you should not place undue reliance on these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITO MOBILE, LTD.

Date: July 5, 2019	By:	/s/ Terrance S. Lynn
	Name:	Terrance S. Lynn
	Title:	Chief Financial Officer and Secretary

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